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                                                                    EXHIBIT 21.1

                      NEWMARK HOMES CORP. AND SUBSIDIARIES

LIST OF SUBSIDIARIES

            CORPORATE NAME OF SUBSIDIARY              STATE INCORPORATED            ASSUMED NAME USED
            ----------------------------              ------------------            -----------------
          Newmark Home Corporation                          Nevada              Fedrick, Harris Estate Homes

          Newmark Finance Corporation                       Texas

          Newmark Finance Affiliate, L.P.                   Texas

          NHC Homes, Inc.                                   Nevada

          Newmark Homes Purchasing, L.P.                    Texas

          Newmark Homes Business Trust                      Delaware

          Newmark Homes, L.P.                               Texas               Fedrick, Harris Estate Homes,
                                                                                Newmark Homes,
                                                                                Marksman Homes

          NMH Investments, Inc.                             Nevada

          The Adler Companies, Inc.                         Florida

          Adler Realty Co.                                  Florida

          ADRO Const., Inc.                                 Florida

          TAP Acquisition Co.                               Florida

          Twin Acres Partnership                            Florida

          Pacific United Development Corp.                  Nevada

          PUDC, Inc.                                        Nevada

          Pacific United, L.P.                              Texas

          Silverlake Interests, L.C.                        Texas

          Westbrooke Acquisition Corp.                      Florida

          Westbrooke at Oak Ridge, Inc.                     Florida

          Westbrooke at Pembroke Pines, Inc.                Florida

          Westbrooke at West Lake, Inc.                     Florida

          Westbrooke at Winston Trails, Inc.                Florida

          Westbrooke Communities, Inc.                      Florida

          Westbrooke Companies, Inc.                        Florida

          Westbrooke Partnership                            Florida